EXHIBIT 32.2

STATEMENT OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Charles Trego, Principal Financial Officer of Axion Power International, Inc. (the “Company”), hereby certifies that:

1. The Company’s Quarterly report on Form 10-Q for the quarter ended March 31, 2015 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles Trego
Charles Trego, Principal Financial Officer, Principal Accounting Officer and Director
Dated: May 20, 2015